Exhibit 10.04

EXPONENTIAL INTERACTIVE, INC.

2010 EQUITY INCENTIVE PLAN

(EFFECTIVE JUNE 24, 2010 AND AMENDED MARCH 2, 2012)

1. Purposes of the Plan. The purposes of this 2010 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant of an option and subject to applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Bonuses may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

a. “Administrator” means the Board or any of the Committees appointed to administer the Plan.

b. “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

c. “Applicable Laws” means all applicable laws, rules or regulations, including, the applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the laws, rules and regulations of any jurisdiction where Awards are granted or Participants reside, as such laws, rules and regulations shall be in effect from time to time.

d. “Award” means any award under the Plan, including any Option, Restricted Stock, Restricted Stock Unit or Stock Bonus.

e. “Board” means the Board of Directors of the Company.

f. “Cause” for termination of a Participant’s Continuous Status as an Employee, Director or Consultant will exist (unless another definition is provided in an applicable Option Agreement, Restricted Stock Purchase Agreement, RSU Agreement, employment agreement or other applicable written Agreement) if the Participant is terminated for any of the following reasons: (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or Participant’s violation of any written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company; (iii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, or any successor thereto, if appropriate.

g. “Code” means the Internal Revenue Code of 1986, as amended.

h. “Committee” means any committee appointed by the Board to administer the Plan.

i. “Common Stock” means the common stock of the Company.

j. “Company” means Exponential Interactive, Inc., a Delaware corporation.

k. “Consultant” means any person or entity, including an advisor, who is engaged by the Company, or any Parent or Subsidiary to render consulting or advisory services (other than capital-raising services) and is compensated for such services.

l. “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election of nomination was approved by the Board.

m. “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved in writing by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute of contract.

n. “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations); or

iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

o. “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

p. “Director” means a member of the Board.

q. “Disability” means “disability” within the meaning of Section 22(e)(3) of the code, or to the extent required by Applicable Laws, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or any Parent or Subsidiary because of the sickness of injury of the Participant.

r. “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

s. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

t. “Fair Market Value” means, as of any date, the fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to the Participants.

u. “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

v. “Involuntary Termination” means (unless another definition is provided in the applicable Option Agreement, Restricted Stock Purchase Agreement, employment agreement or other applicable written agreement) the termination of a Participant’s Continuous Status as an Employee, Director or Consultant under the following circumstances: (i) termination other than for death or Disability or other than for Cause by the Company or a Subsidiary, Parent, or successor thereto, as appropriate; or (ii) termination by the participant within 12 months following a Corporate Transaction resulting in (a) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a position that is substantially similar to the position held immediately prior to such change shall constitute a material reduction in job responsibilities; (B) relocation by the Company or a Subsidiary, Parent, or successor thereto, as appropriate, of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site immediately prior to such change; or (C) a reduction in Participant’s then-current base salary by at least 20% provided that an across-the-board reduction in the salary level of all other employees or consultants in positions substantially similar to the Participant’s by the same percentage amount as part of a general salary level reduction shall not constitute such a salary reduction.

w. “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

x. “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

y. “Option” means a stock option granted pursuant to the Plan.

z. “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto and any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

aa. “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged, in full or in part, for Options with a lower exercise price, Restricted Stock or cash or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

bb. “Optioned Stock” means the Common Stock subject to an Option or that were issued pursuant to the exercise of an Option.

cc. “Optionee” means an Employee, Director or Consultant who receives an Option under the Plan.

dd. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

ee. “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

ff. “Performance Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

gg. “Performance Stock Bonus Agreement” means the written agreement, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Bonus Award granted under the Plan and includes any documents attached to such agreement.

hh. “Plan” means this 2010 Equity Incentive Plan.

ii. “Restricted Stock Award” means an award of Shares pursuant to Section 13.

jj. “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Restricted Stock Award granted under the Plan and includes any documents attached to such agreement.

kk. “Restricted Stock Unit” or “RSU” means an award made pursuant to Section 15.

ll. “RSU Agreement” means a written document reflecting the terms of an RSU.

mm. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

nn. “Securities Act” means the Securities Act of 1933, as amended.

oo. “Share” means a share of the Common Stock.

pp. “Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 14.

qq. “Stock Bonus Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administration, reflecting the terms of a Stock Bonus Award granted under the Plan and includes any documents attached to such agreement.

rr. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the company if at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ss. “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, and including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act).

3. Stock Subject to the Plan.

a. Subject to the provisions of Section 11, below, the maximum aggregate number of Shares which may be issued under the Plan is 16,000,0001 Shares and the maximum number of Shares that may be issued under the Plan pursuant to Incentive Stock Options is 16,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

[1]	Includes share increases on May 31, 2011 and February , 2012.

b. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, such unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan shall not be returned to the Plan and shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

a. Plan Administrator.

i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers of Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, any such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (a) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, any such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards within parameters specified by the Board.

iii) Administration with Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of one or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Options granted to Covered Employees references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

b. Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(t) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;

ii) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

iii) to determine whether and to what extent Awards are granted hereunder;

iv) to determine the number of Shares to be covered by each Award granted hereunder;

v) to approve forms of Option Agreement and Restricted Stock Purchase Agreement for use under the Plan;

vi) to determine the terms and conditions of any Award granted hereunder;

vii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdiction and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan unless granted pursuant to an addendum to the Plan that is approved by the Board pursuant to Section 20 of the Plan;

viii) to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price of any Option to reflect a reduction in the air Market Value of the Common Stock since the grant date of the Option, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent;

ix) to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program, provided that any amendment or adjustment to an Option that would adversely affect the Optionee rights under an outstanding Option shall not be made without the Optionee’s written consent;

x) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

xi) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

c. Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

d. Indemnification. To the maximum extent permitted by Applicable Laws, each Administrator (including individual officers of the Company or members of the Board, if applicable), shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such person shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless, each such person.

5. Eligibility. Non-Qualified Stock Options and Restricted Stock Awards may be granted to Employees, Directors and Consultants. Stock Bonuses may be awarded to any person or entity for services rendered to the Company or any Parent, Subsidiary, or Affiliate. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Award may be granted to such Employees, Directors and Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. No Employment Rights. Neither the Plan or any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Parent, subsidiary or Affiliate), nor shall it interfere in any way with such Employee’s or consultant’s right or the company’s (Parent’s, Subsidiary’s or Affiliate’s) right to terminate his or her employment or consulting relationship at any time, with or without cause.

7. Terms and Conditions of Options.

a. Designation of Options. Each Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option in the applicable Option Agreement. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to options designated as incentive stock options which become exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess options, to the extent of the Shares covered thereby in excess of the foregoing limitation shall be treated as Non-Qualified Stock Options. For this purpose, incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the option with respect to such Shares is granted.

b. Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in vesting corresponding to the degree of achievement as specified in the Option Agreement.

c. Term of Option. The term of each Option shall be the term stated in the Option Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time of the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

d. Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, Transferred, or disposed of in any manner other than by will or the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. The designation of a beneficiary by an Optionee will not constitute a transfer for purposes of this provision.

e. Time of Granting Options. The date of grant of an Option shall for all purposes, be the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

8. Option Exercise Price, Consideration and Taxes.

a. Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

i) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

ii) Except as provided in subsection (iii) below, in the case of a Non-Qualified Stock Option, the per Share exercise price shall be such price as determined by the administrator, provided that, if the per Share exercise price is less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant it shall comply with all Applicable Laws, including Section 409A of the Code.

iii) In the case of Options intended to qualify as Performance-Based Compensation, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

iv) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other Corporate Transaction.

b. Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable laws, shall be determined at the time of grant) and may consist of the following:

i) cash;

ii) check;

iii) to the extent permitted under Applicable Laws, delivery of Optionee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

iv) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised; provided that in the case of Shares acquired, directly or indirectly, from the Company, the Administrator may, in its sole discretion, require that Shares tendered for payment be previously held by the Participant for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings);

v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and a securities broker designated by the Administrator, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

vi) such other consideration and method of payment permitted under Applicable Laws; or

vii) any combination of the foregoing methods of payment.

c. Taxes. No Shares shall be delivered under the Plan to any Optionee or other person until such Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax obligations and any other required deductions, including, without limitation, obligations incident to the grant, exercise or vesting of the Option, the receipt of Shares or the disposition of shares received on exercise.

9. Exercise of Option.

a. Procedure for Exercise; rights as a Stockholder.

i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator consistent with the terms of the Plan and specified in the Option Agreement.

ii) The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any unpaid leave of absence (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company (any Parent or Subsidiary, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

iii) An Option shall be deemed to be exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option by the person entitled to exercise the Option, full payment for the shares with respect to which the Option is exercised has been received by the Company and any applicable tax obligations have been satisfied. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in the Option Agreement or Section 11, below.

iv) An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

b. Exercise of Option following Termination of Employment, Director or Consulting Relationship.

i) Termination. Upon termination of an Optionee’s Continuous status as an Employee, Director or Consultant, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as if specified in the Option Agreement (which shall not be less than 30 days unless Optionee is terminated for Cause) to the extent that the Option is vested (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, after termination, the Optionee does not exercise all or any portion of his or her Option within the time specified by the Administrator, such portion of the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

ii) Disability of Optionee. If an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s Disability, the Optionee may exercise the Option to the extent the Option is vested, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement). If such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one (1) day following such termination. If, after termination, all or any portion of the Option is not exercised within the time specified herein, such portion of the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

iii) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) to the extent the Option is vested. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If all or any portion of the Option is not so exercised within the time specified herein, such portion of the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

c. Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administration shall establish and communicate to the Optionee at the time that such offer is made.

10. Conditions Upon Issuance of Shares.

a. Shares shall not be issued pursuant to any Award and, if applicable the exercise thereof, unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval or counsel for the Company with respect to such compliance.

b. As a condition to the exercise of an Option or the issuance of Shares pursuant to any Award, the Company may require the person exercising such Option or holding such Award to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

11. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number and class of shares or other securities covered by each outstanding Award, and the number and class of Shares or other securities which have been authorized for issuance under the Plan but as to which no awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each outstanding award and any applicable repurchase price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the Common Stock, subdivision of the Shares, dividend payable in other than Shares in an amount that has a material effect on the price of the shares, a reorganization, merger, liquidation, spin-off, slit-up, distribution, exchange of Shares, repurchase of Shares, change in corporate structure, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option. If, by reason of an adjustment pursuant to this Section 11, a Participant’s Award shall cover additional or different shares of stock or securities, then such additional or different shares of stock or securities, then such additional or different shares, and the Award in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

12. Corporate Transactions.

a. Accelerated Vesting. In the event of any Corporate Transaction, each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option. However, an outstanding Option under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option with respect to shares of the capital stock of the successor corporation or parent thereof, or (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option. The determination of option comparability under clause (i) above shall be made by the Administrator, and its determination shall be final, binding and conclusive.

b. Termination of Plan Options. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor company of its Parent.

c. Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined b the Administrator.

13. Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Administrator shall determine to whom an offer will be made, the number of Shares the person may person, the price to be paid (the “Purchase Price”), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

a. Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to the Plan shall be evidenced by a Restricted Stock Purchase Agreement. The offer of Restricted Stock shall be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement, along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Administrator.

b. Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be determined by the Administrator, subject to Applicable Laws. Payment of the Purchase Price may be made in accordance with Section 8(b) of the Plan.

c. Restrictions. Restricted Stock Awards shall be subject to such restrictions as the Administrator may impose. The Administrator may provide for the lapse of such restrictions in installments and may accelerate or waiver such restrictions, in whole or in part, based on length of service, performance or such other factors or criteria as the Administrator may determine. Restricted Stock Awards which the Administrator intends to qualify under Code section 162(m) shall be subject to a performance based goal. Restrictions on such stock shall lapse based on one or more of the following performance goals: stock price, market share, sales increases, earnings per share, return on equity, cost reductions, or any other similar performance measure established by the Administrator. Such performance measures shall be established by the Administrator, in writing, no later than the earlier of (a) ninety (90) days after the commencement of the performance period with respect to which the Restricted Stock award is made and (b) the date as of which twenty-five percent (25%) of such performance period has elapsed.

14. Stock Bonuses.

a. Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate pursuant to a Stock Bonus Agreement or upon satisfaction of such performance goals as are set out in advance in a Participant’s Performance Stock Bonus Agreement. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon such other criteria as the Administrator may determine.

b. Code Section 162(m). A Stock Bonus that the Administrator intends to qualify for the performance-based exception under Code section 162(m) shall only be awarded based upon the attainment of one or more of the following performance goals; stock price, market share, sales increases, earning per share, return on equity, cost reductions, or any other similar performance measure established by the Administrator. Such performance measures shall be established by the Administrator, in writing, no later than the earlier of: (a) ninety (90) days after the commencement of the performance period with respect to which the Stock Bonus award is made; and (b) the date as of which twenty-five percent (25%) of such performance period has elapsed.

c. Terms of Stock Bonuses. The Administrator shall determine the number of Shares to be awarded to the Participant and whether such Shares shall be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Administrator shall determine: (a) the nature, length and starting date of any period during which performance is to be measured (the “Performance Period”) for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Administrator. The Administrator may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

d. Form of Payment. Subject to Applicable Laws, the earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Administrator may determine. Payment shall be made in the form of whole Shares, including Restricted Stock, either in a lump sum payment or in installments, all as the Administrator shall determine.

e. Termination During Performance Period. If a Participant is terminated during a Performance Period for any reason, then such Participant shall be entitled to payment with respect to the Stock Bonus only to the extent earned as of the date of termination in accordance with the Performance Stock Bonus Agreement, unless the Administrator shall determine otherwise.

15. Restricted Stock Units.

a. Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an Award covering a number of Shares that may be settled in cash, or by issuance of those Shares at a date in the future. No Purchase Price shall apply to an RSU settled in Shares. All grants of Restricted Stock Units will be evidenced by an RSU Agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.

b. Form and Timing of Settlement. To the extent permissible under applicable law, the Board or Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof, all as the Committee determines.

c. Restrictions. RSU Awards may be subject to the restrictions set forth in Section 16 hereof or such other restrictions not inconsistent with Section 25102(o) of the California Corporations Code.

16. Proxy; Voting Agreement; Stock Transfer Restriction.

a. Irrevocable Proxy. As a condition to receiving any Award under the Plan, Participants shall be required to appoint the Chairman of the Board or his or her designee (the “Proxyholder”), as such Participant’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote or act by written consent with respect to all of such Participant’s Shares issued under the Plan in accordance with the provisions set forth in this Section 16, and to execute all appropriate instruments consistent with this Section 16 on behalf of such Participant. The proxy and power granted by Participant pursuant to this subsection (a) shall be coupled with an interest and given to secure the performance of such party’s duties under this Section 16. Each such proxy and power will be irrevocable until the time referenced in Section 16(e) below. The proxy and power will survive the death, incompetency, and disability of the Participant.

b. Voting Agreement On All Matters. Subject to Applicable Laws, with respect to all Shares issued pursuant to the Plan and held by any Participant, in the event that a majority of the members of the Board approves of any matter, action, ratification or other event for which approval of some or all of the Company’s stockholders is sought (either by vote or written consent) or upon which such stockholders are otherwise entitled to vote or consent, then Proxyholder shall vote (in person, by proxy, or by action by written consent, as applicable) all Shares issued pursuant to the Plan and held by any Participant and as to which Participant has beneficial ownership or otherwise exercises voting or dispositive authority in favor of approving such matter, action, ratification, or other event consistent with the vote of the majority of the members of the Board.

c. Stock Transfer Restriction. Subject to Applicable Laws, no Shares issued pursuant to the Plan and held by any Participant may be Transferred without the prior written consent of the Company.

d. Additional Covenants and Agreements.

i) Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate the Company for the violation of any of the provisions of this Section 16, that this Section 16 shall be specifically enforceable, and that any violation or threatened violation of this Section 16 shall be the proper subject of a temporary or permanent injunction or restraining order. Participants shall waive any claim or defense that there is an adequate remedy at law for such violation or threatened violation.

ii) Proxyholder’s Liability. The Proxyholder shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which the Proxyholder may do or refrain from doing in good faith, nor shall the Proxyholder have any accountability hereunder, except for Proxyholder’s own bad faith, gross negligence, or willful misconduct. Furthermore, upon any judicial or other inquiry or investigation of or concerning the Proxyholder’s acts pursuant to Proxyholder’s rights and powers as described in this Section 16, such acts shall be deemed reasonable and in the best interests of Participants unless proved to the contrary by clear and convincing evidence.

e. Termination of Provisions. The provisions set forth in this Section 16 shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

17. Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect until June 23, 2020 unless sooner terminated pursuant to Section 19.

18. Securities Law Compliance. If stock options issued under this Plan are intended to qualify for exemption from qualification under Section 25102(o) of the California General Corporation Law (“Section 25102(o)”), then (i) any options or stock issued pursuant to this Plan shall be issued in compliance with Section 25102(o) and the rules and regulations of Title 10, California Code of Regulations and (ii) the requirements of Section 25102(o) and the rules and regulations promulgated thereunder are hereby incorporated by reference, as Section 25102(o) and such rules and regulations may be amended from time to time.

In compliance with Section 25102(o), the Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of Applicable Laws, at least annually to each Participant whose Award is issued in reliance on Section 25102(o) during the period such Participant has one or more Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares. Notwithstanding the foregoing, the Company shall not be required to provide such information if (i) the issuance is limited to key employees whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the Securities Act; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

19. Amendment, Suspension or Termination of the Plan.

a. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

b. No Option may be granted during any suspension of the Plan or after termination of the Plan.

c. Any amendment, suspension or termination of the Plan shall not adversely affect Awards already granted, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

20. Reservation of Shares.

a. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

b. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Information to Optionees. If the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act pursuant to Rule 12h-1(f)(1) promulgated under the Exchange Act, then the Company shall provide the Required Information (as defined below) in the manner required by Rule 12h-1(f)(1) to all optionees every six months until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1(f)(1); provided, that, prior to receiving access to the Required Information the optionee must agree to keep the Required Information confidential pursuant to a written agreement in the form provided by the Company. For purposes of this Section 20, “Required Information” means the information described in Rules 701(e)(3), (4) and (5) under the Securities Act, with the financial statements being not more than 180 days old before the sale of securities to which it relates.

22. Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees, Consultants or Directors, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under Applicable Laws, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

EXPONENTIAL INTERACTIVE, INC.

2010 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

[NAME]

Address:

You have been granted an option to purchase shares of Common Stock of Exponential Interactive, Inc., a Delaware corporation (the “Company”), as follows:

Date of Grant:	________________

Grant Number:	________________

Exercise Price Per Share:	$_______________

Total Number of Shares Granted:	________________

Total Exercise Price:	$_______________

Type of Option:	________ Shares Incentive Stock Option

________ Shares Non-Qualified Stock Option

Term/Expiration Date:	________________

Vesting Commencement Date:	________________

Vesting Schedule:	So long as your Continuous Status as an Employee, Director or Consultant continues, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: [25% of the total number of Shares subject to the Option shall vest and become exercisable on the 12 month anniversary of the Vesting Commencement Date and 1/48th of the total number of Shares subject to the Option shall vest and become exercisable on the same day of each month thereafter.] (assumes 4-year vesting period)

Termination Period:	This Option, to the extent vested, may only be exercised for 3 months after termination of your Continuous Status as an Employee, Director or Consultant, or such longer period as may be applicable upon death or Disability as provided in Section 5 of the Stock Option Agreement. You are responsible for keeping track of these exercise periods following your termination for any reason. The Company will not provide further notice of such periods.

[Alternate Language: Delete Where Inapplicable:] Change of Control:	Notwithstanding the above, in the event of a Corporate Transaction, and you are Involuntarily Terminated by the successor corporation in connection with, or within twelve (12) months following consummation of, the transaction, then the number of Shares that would otherwise have vested and been exercisable as of the date twelve (12) months from the date of termination shall accelerate and vest, in each case assuming you remain in Continuous Status as an Employee, Director or Consultant for such twelve (12) month period. The acceleration of vesting provided for in the previous sentence shall occur immediately prior to the effective date of the termination of your Continuous Status as an Employee, Director or Consultant. All capitalized terms in this section not otherwise defined shall have the meanings given to them in the 2010 Equity Incentive Plan.

Transferability:	This Option may not be transferred.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Exponential Interactive, Inc. 2010 Equity Incentive Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

In addition, you agree and acknowledge that your rights to any Shares underlying the Option will be earned only as you provide services to the Company or any parent, subsidiary or affiliate of the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company or any parent, subsidiary or affiliate of the Company prior to your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company or any parent, subsidiary or affiliate of the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

Also, the Exercise Price Per Share has been set at the fair market value of the Shares on the Date of Grant in good faith compliance with the applicable guidance issued by the IRS under Section 409A of the Code in order to avoid the Option being treated as deferred compensation under Section 409A of the Code. However, there is no guarantee that the IRS will agree with the valuation and, by signing below, you agree and acknowledge that the Company shall not be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the IRS were to determine that the Option constitutes deferred compensation under Section 409A of the Code. You should consult with your own tax advisor concerning the tax consequences of such a determination by the IRS.

EXPONENTIAL INTERACTIVE, INC.

By:
(Signature)

Name:

Title:

OPTIONEE:

By:
(Signature)

EXPONENTIAL INTERACTIVE, INC.

2010 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. Exponential Interactive, Inc., a Delaware corporation (the “Company”), hereby grants to ___________________ (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Exponential Interactive, Inc. 2010 Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this agreement (the “Agreement”) by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option, it is intended to be a Non-Qualified Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other incentive stock options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Non-Qualified Stock Option.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice, with the provisions of Section 9 of the Plan and as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, Disability or other termination of Continuous Status as an Employee, Director or consultant, the exercisability of this Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii) In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b) Method of Exercise.

(i) This Option shall be exercisable by execution and delivery of an Exercise Notice attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(ii) As a condition to the exercise of this Option and as further set forth in Section 8 of the Plan, Optionee agrees to make arrangements satisfactory to the Company for satisfaction of all applicable taxes, withholding obligations and any other required deductions, if any, which arise upon the grant, vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws, including any applicable U.S. federal or state securities laws or any other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a) Cash;

(b) Check; or

(c) Pursuant to a program approved by the Administrator in which payment of the Exercise Price or tax obligations may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

5. Termination of Relationship. Following the date of termination of Optionee’s Continuous Status as an Employee, Director or Consultant for any reason (the “Termination

Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5. If Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(a) Termination. In the event of termination of Optionee’s Continuous Status as an Employee, Director or Consultant other than as a result of Optionee’s Disability or death or for Cause, Optionee may, to the extent Optionee is vested in the Option Shares, exercise this Option during the Termination Period set forth in the Notice.

(b) Other Terminations. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

(i) Termination upon Disability of Optionee. In the event the Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of Optionee’s Disability, Optionee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise this Option to the extent Optionee is vested in the Option Shares.

(ii) Death of Optionee. In the event of the death of Optionee during the term of this Option and while an Employee, Consultant or Director and having been in Continuous Status as an Employee, Director or Consultant since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death (and in no event later than the Expiration Date), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee is vested in the Option.

(iii) Termination for Cause. In the event Optionee’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, the Option shall terminate immediately upon first notification to Optionee of such termination for Cause. In the event Optionee’s employment or consulting relationship with the Company is suspended pending investigation of whether such relationship shall be terminated for Cause, all Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section shall continue to apply until the end of the third trading day following the expiration of the fifteen (15)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred sixteen (216) days after the effective date of the registration statement.

8. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan, including, but not limited to, the proxy designation, voting and transfer restrictions, and related provisions as set forth in Section 15 of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

9. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Optionee under this Agreement may not be assigned without the prior written consent of the Company.

[Signature Page Follows]

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

EXPONENTIAL INTERACTIVE, INC.

By:
(Signature)

Name:

Title:

OPTIONEE: [NAME]

By:
(Signature)

EXHIBIT A

EXPONENTIAL INTERACTIVE, INC.

2010 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

This Exercise Notice (“Agreement”) is made as of _________________, by and between Exponential Interactive, Inc., a Delaware corporation (the “Company”), and __________________ (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined herein, they shall have the meaning ascribed to them in the Plan (as defined below).

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase _____________ shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Company’s 2010 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement granted «GrantDate» (the “Option Agreement”). The purchase price for the Shares shall be $_______ per Share for a total purchase price of $            . The term “Shares” refers to the purchased Shares and all securities received in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement. On such date, the Company will issue the Shares to Purchaser in Purchaser’s name in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company, against payment of the exercise price therefor by Purchaser by any method listed in Section 4 of the Option Agreement. If applicable, the Company will deliver to Purchaser a certificate representing the Shares as soon as practicable following such date.

3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

(a) Stock Transfer Restriction/Right of First Refusal. Subject to Applicable Laws, no Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be Transferred without the prior written consent of the Company.

(i) Notice of Proposed Transfer. If the Holder of the Shares would like to transfer any Shares, the Holder shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s desire to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of

Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer.

(ii) Company Notice. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, deny or approve such request to Transfer all or any portion of the Shares proposed to be transferred or may elect to purchase some or all of the Shares proposed to be transferred, at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Fair Market Value of the Shares.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 90 days after receipt of the Notice.

(v) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(a). “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

(b) Involuntary Transfer.

(i) Company’s Right to Purchase upon Involuntary Transfer. Subject to Applicable Laws, in the event, at any time after the date of this Agreement, of any attempted transfer by operation of law or other attempted involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(v) above) of all or a portion of the Shares by the record holder thereof, the Company may deny or approve such Transfer or may purchase all or any portion of the Shares transferred at the Fair Market Value of the Shares on the date of transfer. Upon any such attempted transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. If the Company elects to purchase all or any portion of the Shares subject to the attempted transfer, such purchase shall be completed within 90 days of the attempted transfer.

(c) Assignment. The right of the Company to purchase all or any part of the Shares may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this

Agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.

(e) Termination of Rights. The stock transfer restriction/right of first refusal set forth in Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon termination of the stock transfer restriction/right of first refusal described in Section 3(a) above, the Company shall remove any stop-transfer notices referred to in Section 5(b) below that are related to the restrictions in this Section 3, and, if certificates are issued, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a)(ii) herein and delivered to Purchaser.

4. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the Shares will be subject to stop-transfer notices pursuant to Section 5(b) below, or, if certificates evidencing the securities are issued, such certificate(s) will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. If any certificate(s) are issued representing the Shares, such certificate(s) shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)	THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH AGREEMENT MAY RESTRICT THE STOCKHOLDER’S RIGHT TO TRANSFER ITS ENTIRE INTEREST IN THE SHARES.

(iii)	THE SHARES EVIDENCED HEREBY ARE SUBJECT TO VOTING RESTRICTIONS WHICH POTENTIALLY RESTRICT THE STOCKHOLDER’S RIGHT TO VOTE ITS ENTIRE INTEREST IN THE SHARES EVIDENCED HEREBY, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL SUCH VOTING RESTRICTIONS.

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent, subsidiary or affiliate of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section shall continue to apply until the end of the third trading day following the expiration of the fifteen (15)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred sixteen (216) days after the effective date of the registration statement.

8. Proxy; Voting Agreement.

(a) Irrevocable Proxy. By signing below, Purchaser hereby appoints the Chairman of the Board or his or her designee (the “Proxyholder”), as Purchaser’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote or act by written consent with respect to all of the Shares in accordance with the provisions set forth in this Section 8, and to execute all appropriate instruments consistent with this Section 8 on behalf of Purchaser. The proxy and power granted by Purchaser pursuant to this subsection (a) is hereby coupled with an interest and given to secure the performance of Proxyholder’s duties under this Section 8.

(b) Voting Agreement On All Matters. Subject to Applicable Laws, in the event that a majority of the members of the Board approves of any matter, action, ratification or other event for which approval of some or all of the Company’s stockholders is sought (either by vote or written consent) or upon which such stockholders are otherwise entitled to vote or consent, Purchaser hereby acknowledges and agrees that Proxyholder shall vote (in person, by proxy, or by action by written consent, as applicable) all of the Shares in favor of approving such matter, action, ratification or other event consistent with the vote of the majority of the members of the Board.

(c) Termination of Provisions. The provisions set forth in this Section 8 shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

9. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly,

this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(h) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

The parties have executed this Exercise Notice as of the date first set forth above.

EXPONENTIAL INTERACTIVE, INC.

By:
(Signature)

Name:

Title:

Address:

PURCHASER:

[NAME]

By:
(Signature)

Address:

I, ______________________, spouse of ___________________, have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of	(if applicable)